UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2009

PARAMOUNT GOLD AND SILVER CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33630 (Commission File Number)	20-3690109 (IRS Employer Identification No.)

346 Waverley Street, Suite 110
Ottawa, ON Canada
K2P 0W5
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (613) 226-9881

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act.

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Explanatory Note

This Current Report on Form 8-K/A is being filed by Paramount Gold and Silver Corp. (the “Company” or “Paramount”) as Amendment No. 1 to the Company’s Current Report on Form 8-K that was filed with the Securities and Exchange Commission (the “SEC”) on March 13, 2009 (the “Original Filing”). The Company is filing this Amendment No. 1 to amend the disclosure reported under Items 1.01 and 3.02 of the Original Filing, which are restated below in their entirety, and to file Exhibits 4.1, 10.1, 10.2 and 10.3 to this current report, which exhibits were inadvertently omitted from the Original Filing. All other items from the Original Filing are included in this current report, but have not been amended.  All disclosure provided in this Amendment No. 1 is as of the date of the Original Filing. The Company has not updated the disclosure to reflect any recent development. Reference is made to filings made by the Company with the SEC since the date of the Original Filing, which may contain more updated disclosure about the Company.

Forward Looking Statements

Certain statements included in this Form 8-K/A regarding Paramount that are not historical facts are forward-looking statements, including the information provided with respect to the future business operations and anticipated operations of the Company.  These forward-looking statements are based on current expectations, estimates, assumptions and beliefs of management, and words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve risks and uncertainties, including, but not limited to, the success of our current or proposed business activities. Accordingly, actual results may differ.

Item 1.01    Entry into a Material Definitive Agreement.

On March 12, 2009, the Company accepted the terms and conditions of a subscription agreement (“Subscription Agreement”) with FCMI Financial Corp., a privately held Toronto, Ontario Canada based company (“FCMI”). FCMI has subscribed to purchase a total of 12 million units offered by Paramount at a price of C$0.75 per Unit (the “Unit”), with each Unit consisting of one share of common stock (the “Shares”) and one common stock purchase warrant (the “Warrants”). Each Warrant entitles the holder thereof to purchase one share of common stock at an exercise price of C$1.05 per share for a period of four years from the date of issuance. The Warrants will not be exercisable until six months from their date of issuance. (Based on the exchange rate as of March 13, 2009 of approximately U.S.$0.78 for every C$1.00, the total financing will be equal to approximately U.S.$7,078,000 and each Unit is being offered at a price of approximately U.S.$0.59).

At Closing, and based on the number of issued and outstanding shares of common stock as of such date,  FCMI will own approximately 14.52% of the Company’s issued and outstanding shares of common stock, and assuming further the exercise of all Warrants, FCMI will own approximately 25.36% of the Company’s issued and outstanding shares of common stock. The foregoing description of the terms of the Subscription Agreement is qualified in its entirety by the full text of the Subscription Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Subject to NYSE Alternext approval, the transaction is expected to close by March 31, 2009.

Prior to execution of the Subscription Agreement, there was no material relationship between Paramount or its affiliates and any of the parties, other than with respect to the Subscription Agreement described above.

On March 19, 2009, the Company also entered into a registration rights agreement with FCMI (the “Registration Rights Agreement”).  Pursuant to the Registration Rights Agreement, FCMI generally has the right to request the Company to effect the registration under the Securities Act of 1933, as amended (the “Securities Act”) of shares of common stock received under the Units (“Unit Shares”) and shares of common stock received upon exercise of the Warrants (“Warrant Shares”), so long as the anticipated aggregate gross proceeds in any such registration are anticipated to exceed C$5,000,000, based upon the average of the last sale prices of the common stock for the 15 trading days immediately prior to the date of the written notice of the Stockholders requesting such registration.  The right to request such registration commences six months after the execution of the Registration Rights Agreement.  In addition to the right to request such registration, the Registration Rights Agreement also provides that, in the event the Company intends to file a registration statement in the future, it will notify FCMI of that intention prior to filing the registration statement and, in the event FCMI properly notifies the Company that it wishes to include its Unit Shares and/or Warrant Shares in the Company’s registration statement, the Company generally shall use all reasonable efforts to cause those Unit Shares and/or Warrant Shares to be registered under the Securities Act.

The Registration Rights Agreement has customary indemnification provisions and in the event the Unit Shares and/or Warrant Shares are sold pursuant to a registration statement in certain underwritten offerings, the Company has agreed to enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of an issuer of the securities being registered and customary covenants and agreements to be performed by such issuer, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering.

FCMI, and any subsequent permitted transferee, is permitted to transfer its rights under the Registration Rights Agreement only to certain affiliates, members, partners or stockholders of FCMI, or to any transferee who acquires at least 10%, as adjusted for stock splits, stock dividends, recapitalization and similar transactions, of the Unit Shares or Warrants (and Warrant Shares) held by the transferor at the time of the transfer, with certain restrictions.

The foregoing description of the terms of the Registration Rights Agreement is qualified in its entirety by the full text of the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

It is anticipated, that at Closing, FCMI will appoint two members to the Paramount Board of Directors in accordance with the Side Letter Agreement between the parties dated March 19, 2009.

Item 2.01    Completion of Acquisition or Disposition of Assets.

Pursuant to a previous report filed October 2, 2008 on Form 8-K filed with the Securities and Exchange Commission, the Company announced the closing of an Agreement of Purchase and Sale (the “Agreement”) between the Company and Tara Gold Resources Corp. (“Tara Gold”).  The Agreement provides in part for the Company to acquire all of the remaining equity ownership of the Joint Venture previously entered into between the Company and Tara Gold on February 7, 2007 and certain mining concessions owned by Tara Gold in consideration for the issuance of a total of 7,350,000 shares of its legended common stock. An additional 300,000 shares of the Company’s legended common stock were issued to a consultant.

The fully executed Agreement of Purchase and Sale, stock certificates together with all related agreements and documentation were delivered to an escrow agent subject to registration of the required documentation with the Bureau of Mines in Mexico.

The required documentation has been filed with the Bureau of Mines and the shares of common stock together with all related agreements are to be released by the escrow agent.

Item 3.02    Unregistered Sales of Equity Securities.

As set forth above in Item 1.01, the Company has accepted the terms and conditions of the Subscription Agreement with FCMI. The information under Item 1.01 is incorporated into this Item 3.02 by reference. Subject to delivery of the required funds, the Company will be required to issue 12 million Units to FCMI.

The Company relied on Regulation S under the Securities Act as an exemption from registration for the issuance of the Units.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2009, Ian Talbot tendered his resignation as a director of the Company. Mr. Talbot served as chairman of the Company’s nominating and compensation committee. He also served as a member of the Company’s audit committee. Attached hereto and marked Exhibit 5.02 is a copy of Mr. Talbot’s resignation.

Item 9.01

Exhibit No.	Description

4.1	Warrant dated March 19, 2009 to purchase 12,000,000 shares of Company common stock (filed herewith)

10.1	Subscription Agreement dated March 12, 2009 by and between the Company and FCMI (filed herewith)

10.2	Registration Rights Agreement dated March 19, 2009 by and between the Company and FCMI (filed herewith)

10.3	Side Letter Agreement dated March 19, 2009 from the Company to FCMI (filed herewith)

10.4	Purchase and Sale Agreement (incorporated by reference to Exhibit 10.4 to the Company’s Form 8-K filed with the SEC on September 8, 2008)

5.02	Resignation of Ian Talbot (incorporated by reference to Exhibit 5.02 to the Company’s Form 8-K filed with the SEC on March 13, 2009)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARAMOUNT GOLD AND SILVER CORP.

Date: October 8, 2009	By:	/s/ Christopher Crupi
Christopher Crupi
President and Chief Executive Officer